EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 21, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jan 2008 – Dec 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.8%	-0.2%	-6.8%	-6.8%	-5.4%	-1.6%	2.0%	-1.6%	11.6%	-23.1%	-0.1	-0.2
B**	-0.8%	-0.3%	-7.4%	-7.4%	-6.0%	-2.3%	N/A	-2.3%	11.6%	-25.1%	-0.1	-0.3
Legacy 1***	-0.7%	-0.1%	-4.7%	-4.7%	-3.5%	N/A	N/A	-3.7%	11.0%	-18.1%	-0.3	-0.5
Legacy 2***	-0.8%	-0.1%	-5.0%	-5.0%	-3.8%	N/A	N/A	-4.0%	10.9%	-18.7%	-0.3	-0.5
Global 1***	-0.7%	0.0%	-4.1%	-4.1%	-4.3%	N/A	N/A	-4.6%	10.4%	-17.6%	-0.4	-0.6
Global 2***	-0.7%	-0.1%	-4.3%	-4.3%	-4.6%	N/A	N/A	-4.9%	10.4%	-18.5%	-0.4	-0.6
Global 3***	-0.8%	-0.2%	-5.9%	-5.9%	-6.3%	N/A	N/A	-6.6%	10.4%	-23.6%	-0.6	-0.8

S&P 500 Total Return Index****	1.2%	1.1%	16.3%	16.3%	11.0%	1.7%	7.1%	1.7%	19.0%	-48.5%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	-0.7%	-1.8%	3.9%	3.9%	13.7%	9.6%	7.7%	9.6%	13.2%	-12.3%	0.8	1.3
*					Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**					Units began trading in August 2003.
***					Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	22%					22%
Energy	7%	Short	Natural Gas	3.0%	Short	7%	Short	Natural Gas	3.0%	Short
			Crude Oil	1.9%	Short			Crude Oil	1.9%	Short
Grains/Foods	9%	Short	Sugar	2.5%	Short	9%	Short	Sugar	2.5%	Short
			Coffee	2.0%	Short			Coffee	2.0%	Short
Metals	6%	Long	Gold	1.8%	Short	6%	Long	Gold	1.8%	Short
			Zinc LME	0.8%	Long			Zinc LME	0.8%	Long
FINANCIALS	78%					78%
Currencies	38%	Short $	Japanese Yen	4.2%	Short	38%	Short $	Japanese Yen	4.2%	Short
			Australian Dollar	3.0%	Long			Australian Dollar	3.0%	Long
Equities	26%	Long	Dax Index	3.0%	Long	25%	Long	Dax Index	3.0%	Long
			S&P 500	2.7%	Long			S&P 500	2.7%	Long
Fixed Income	14%	Long	Bunds	4.4%	Long	15%	Long	Bunds	4.4%	Long
			U.S. 10-Year Treasury Notes	2.5%	Short			U.S. 10-Year Treasury Notes	2.6%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil and natural gas markets rose over 2% and 4%, respectively following reports of reduced domestic inventories.  Weather forecasts across the U.S. indicated lower temperatures and further supported the natural gas markets.

Grains/Foods
Soybean markets declined sharply after China, which is the world’s largest soybean importer, cancelled a large soybean order.  Speculators drove corn markets lower following data which showed a decline in ethanol usage in the U.S.  Cocoa prices endured a steep decline following reports which showed strong supplies from West Africa.

Metals
Prices in the precious metals markets came under heavy pressure following liquidations by commodity funds and on the rising strength of the U.S. dollar.  Base metals markets also finished lower as concerns over the uncertain resolution of U.S. Fiscal Cliff debate darkened growth prospects for domestic industrial production.

Currencies
Increased demand for safe-haven assets allowed the U.S. dollar to gain against major currencies. The euro rallied sharply, reaching 9- and 16-month highs against the Japanese yen and U.S. dollar, respectively.  The euro’s gains were driven by reports of strong German consumer confidence data and an improved outlook for Greece.  The Japanese yen weakened in response to the Bank of Japan’s decision to expand quantitative easing initiatives.

Equities
U.S. equity markets rallied to 2-month highs due to optimism created by the announcement of a new tax proposal by U.S. Republicans.  By the weekend, the majority of equity market gains were erased as U.S. officials failed to come to a new debt agreement.  Despite sharp share price reversals, U.S. equity markets finished slightly higher for the week.

Fixed Income
Domestic debt markets were nearly flat.  U.S. Treasuries declined on improved investor sentiment and then proceeded to rally as fiscal cliff concerns prompted safe-haven buying.  Weaker-than-expected data about U.S. housing starts also supported prices in the fixed-income markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.